CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 80 to the Registration Statement on Form N-4, 333-79311 of RiverSource® Retirement Advisor Variable Annuity of our report dated February 26, 2019 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 19, 2019 with respect to the financial statements of RiverSource Variable Account 10, which appear in Post-Effective Amendment 16 to the Registration Statement on Form N-4, 333-186218. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 22, 2019